Exhibit 3.1

AS OF MARCH 3, 2005

BY-LAWS

OF

PHILLIPS-VAN HEUSEN CORPORATION

ARTICLE I

STOCKHOLDERS

SECTION 1.

Annual Meetings.  A meeting of the stockholders shall be held annually at 10:00 A.M. on the first Tuesday after the first Monday in June, or at such other time and on such other date and at such place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting.

SECTION 2.

Special Meetings.  Special meetings of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the President or by the Board of Directors or by the Executive Committee, and shall be called by the Secretary upon the written request of stockholders of record holding a majority of the outstanding shares of the Corporation entitled to vote at the meeting, which request shall state the purpose or purposes for which the meeting is to be called.  Special meetings of the stockholders shall be held at such time and on such date and at such place, within or without the State of Delaware, as shall be specified in the call thereof.

SECTION 3.

Notice of Meetings.  Written notice of each annual or special meeting of the stockholders shall be given which shall state the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons who shall have called the meetings.  The written notice of any meeting shall be given, not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any proper business may be transacted, whether or not referred to in the notice thereof.

SECTION 4.

Quorum.  At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business.  If there shall not be a quorum at any meeting, the holders of a majority of the shares entitled to vote thereat who shall be present at the meeting, in person or by proxy, may adjourn the meeting from time to time without further notice until holders of a majority of the outstanding shares entitled to vote thereat shall attend.  At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

SECTION 5.

Voting.  Each share entitled to vote on any matter at any meeting of the stockholders, present in person or by proxy, shall carry the right to one vote on such matter.

SECTION 6.

Inspectors.  The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting.  If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.  If appointed on the request of a stockholder, the holders of a majority of the shares present and entitled to vote thereat shall determine the number of inspectors to be appointed.  If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.  The inspectors so appointed shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

ARTICLE II

DIRECTORS

SECTION 1.

Number; Qualification; Election; Term of Office.  The number of directors of the Corporation shall be twelve or such other number, but not more than 21 or less than nine, as the Board of Directors may from time to time determine.  Directors need not be stockholders.  At each annual meeting of the stockholders, directors shall be chosen for a term of one year to succeed those whose terms expire.  Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

SECTION 2.

Duties and Powers.  The Board of Directors shall manage the business and affairs of the Corporation.

SECTION 3.

Chairman of the Board.  The Board of Directors shall annually select one of its members, who may be an executive of the Corporation, to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine.  The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders.  The Chairman shall perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

SECTION 4.

Meetings.  A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before the meeting as promptly as practicable after the annual meeting of the stockholders.  Other regular meetings of the Board of Directors may be held at such times and at such places as the Chairman of the Board, the Chief Executive Officer or the President may from time to time determine.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the President or by a majority of the directors then in office.  Meetings of the Board of Directors may be held within or without the State of Delaware.

SECTION 5.

Notice of Meetings.  Notice of each regular or special meeting of the Board of Directors shall be given by service on each director in person or by mailing or telegraphing the same to him at his address as it appears on the records of the Corporation at least one day, if given in person or by telegraphing the same, or at least three days, if given by mailing the same, before the date designated for such meeting, specifying the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called.  At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted.  Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted.  Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted.  If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof.

SECTION 6.

Quorum and Voting.  At any meeting of the Board of Directors, the presence of one-third of the directors then in office shall constitute a quorum for the transaction of business.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  At all meetings of the Board of Directors, each director shall have one vote.

SECTION 7.

Resignation.  Any director may resign at any time upon written notice to the Corporation.  Any such resignation may provide that such resignation shall take effect, immediately or on any future date stated in such notice, without acceptance by the Corporation.

SECTION 8.

Vacancies.  In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum, at any meeting of the Board of Directors.  A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his predecessor.  A director elected to fill a newly created directorship shall be elected to such class of directors as a majority of the directors then in office shall determine and shall hold office for the unexpired term of such class.

SECTION 9.

Committees.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of not more than four directors, one of whom shall be the Chairman of the Board, one of whom shall be the Chief Executive Officer and, if the Chairman is not an executive of the Corporation, one of whom shall be the President, to serve at the pleasure of the Board of Directors.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate such other Committees as it shall from time to time determine to be desirable, each Committee to consist of two or more directors, to serve at the pleasure of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee.  In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.  Each Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, may authorize the seal of the Corporation to be affixed to all papers which may require it and may declare a dividend or authorize the issuance of stock; but no Committee shall have the power or authority in reference to amending the Certificate of Incorporation or the By-Laws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

SECTION 10.

Compensation.  The Board of Directors may fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings.

SECTION 11.

Salaries.  The salary of each officer of the Corporation and of each director of the Corporation who shall be an officer of a division of the Corporation shall be fixed by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1.

Election.  At the first meeting of the Board of Directors after each annual meeting of the stockholders, the Board of Directors shall elect or appoint a Chief Executive Officer, a President, one or more Executive Vice-Presidents and Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and may elect or appoint at such time and from time to time such additional officers as it deems advisable.  No officer need be a director, except the Chairman of the Board and the President.

SECTION 2.

Term of Office and Vacancies.  Each officer shall hold office until his successor is elected or appointed and qualified or until his earlier resignation or removal.  Any vacancy occurring in any office, whether because of death, resignation, removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

SECTION 3.

Chief Executive Officer.  The Chief Executive Officer of the Corporation shall be the most senior executive officer of the Corporation and, subject to the provisions of these By-Laws and the control of the Board of Directors, shall have general and active management, direction, and supervision over the business of the Corporation and over its officers.  The Chief Executive Officer shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the Board of Directors.  The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his powers to any other officer or employee.

SECTION 4.

Powers and Duties of the President.  The President shall be the chief operating officer of the Corporation.  The President shall have the general powers and duties of supervision usually vested in the office of the president of a corporation and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 5.

Powers and Duties of the Executive Vice-Presidents and Vice-Presidents.  Each of the Executive Vice-Presidents, and Vice-Presidents shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 6.

Powers and Duties of the Secretary.  The Secretary shall record and keep the minutes of all meetings of the stockholders and, if so requested, the minutes of meetings of the Board of Directors.  He shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct.  He shall be the custodian of the seal of the Corporation and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any Committee thereof may direct.  He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 7.

Powers and Duties of the Assistant Secretaries.  Each of the Assistant Secretaries shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 8.

Powers and Duties of the Treasurer.  The Treasurer shall be the custodian of all funds and securities of the Corporation.  Whenever so directed by the Board of Directors, he shall render a statement of his cash and other accounts, and he shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements.  He shall at all reasonable times exhibit his books and accounts to any director upon application at the principal office of the Corporation during business hours.  He shall have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 9.

Powers and Duties of the Assistant Treasurers.  Each of the Assistant Treasurers shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors.

SECTION 10.

Delegation.  In case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time and from time to time delegate all or any part of the powers or duties of any officer to any other officer or to any director or directors.

SECTION 11.

Removal.  Any officer may be removed from office at any time, with or without cause, by a vote or a majority of the directors then in office.

SECTION 12.

Resignation.  Any officer may resign at any time upon written notice to the Corporation, such resignation to take effect immediately without acceptance by the Corporation.

SECTION 13.

Voting of Stock.  The Chief Executive Officer or the President or any other person or persons designated by the Board of Directors shall have full power and authority at any meeting of stockholders of any corporation in which the Corporation holds stock to vote such stock and shall possess at such meeting all rights and powers incident to the ownership of such stock.

ARTICLE IV

STOCK

SECTION 1.

Certificates.  The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, the Chief Executive Officer or by the President or any Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, or by a printed or engraved facsimile of such signatures, and may be sealed with the seal of the Corporation or a printed or engraved facsimile thereof.  The certificates shall be countersigned by the transfer agent and registered by the registrar, which countersignature and registration may be printed or by engraved facsimile.

SECTION 2.

Transfer of Shares.  The shares of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name they appear on such books or by his duly authorized attorney, upon surrender of the certificate representing such shares properly endorsed.  In case of assignment or transfer by power of attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Corporation.

ARTICLE V

EXECUTION OF INSTRUMENTS

All checks, drafts or orders for the payment of money, all vouchers and receipts for payments, all promissory notes, acceptances and bills of exchange and all contracts, agreements, assignments and other instruments shall be signed by the Chief Executive Officer or the President or a Vice-President or the Treasurer or such other officer or officers or such person or persons as the Board of Directors may from time to time designate.  All certifications shall be made by the Secretary or an Assistant Secretary or such other officer or officers or such person or persons as the Board of Directors may from time to time designate.

ARTICLE VI

SEAL

The seal of the corporation shall contain the name of the Corporation, the words “Corporate Seal”, the year of its organization and the word “Delaware”.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify any person to the full extent permitted by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

ARTICLE VIII

AMENDMENT OF BY-LAWS

By-Laws may be adopted, altered, amended or repealed by the Board of Directors or by the affirmative vote of not less than 80% of the outstanding stock of the Corporation entitled to vote in the election of directors.